                                                                    EXHIBIT 10.1

                         COMMON STOCK PURCHASE AGREEMENT

                             DATED FEBRUARY 14, 2007

                                 BY AND BETWEEN

                           ARIAD PHARMACEUTICALS, INC.

                                       AND

                            AZIMUTH OPPORTUNITY LTD.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article I PURCHASE AND SALE OF COMMON STOCK..............................     1
   Section 1.1    Purchase and Sale of Stock.............................     1
   Section 1.2    Effective Date; Settlement Dates.......................     1
   Section 1.3    The Shares.............................................     2
   Section 1.4    Current Report; Prospectus Supplement..................     2

Article II FIXED REQUEST TERMS; OPTIONAL AMOUNT..........................     2
   Section 2.1    Fixed Request Notice...................................     2
   Section 2.2    Fixed Requests.........................................     3
   Section 2.3    Share Calculation......................................     4
   Section 2.4    Limitation of Fixed Requests...........................     4
   Section 2.5    Reduction of Commitment................................     4
   Section 2.6    Below Threshold Price..................................     4
   Section 2.7    Settlement.............................................     5
   Section 2.8    Reduction of Pricing Period............................     5
   Section 2.9    Optional Amount........................................     6
   Section 2.10   Calculation of Optional Amount Shares..................     6
   Section 2.11   Exercise of Optional Amount............................     7
   Section 2.12   Aggregate Limit........................................     7

Article III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR...............     8
   Section 3.1    Organization and Standing of the Investor..............     8
   Section 3.2    Authorization and Power................................     8
   Section 3.3    No Conflicts...........................................     8
   Section 3.4    Information............................................     9

Article IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................     9
   Section 4.1    Organization, Good Standing and Power..................     9
   Section 4.2    Authorization, Enforcement.............................     9
   Section 4.3    Capitalization.........................................    10
   Section 4.4    Issuance of Shares.....................................    10
   Section 4.5    No Conflicts...........................................    10
   Section 4.6    Commission Documents, Financial Statements.............    11
   Section 4.7    Subsidiaries...........................................    12
   Section 4.8    No Material Adverse Effect.............................    13
   Section 4.9    Indebtedness...........................................    13
   Section 4.10   Title To Assets........................................    13
   Section 4.11   Actions Pending........................................    13
   Section 4.12   Compliance With Law....................................    13
   Section 4.13   Certain Fees...........................................    14
   Section 4.14   Operation of Business..................................    14

   Section 4.15   Environmental Compliance...............................    15
   Section 4.16   Material Agreements....................................    16
   Section 4.17   Transactions With Affiliates...........................    16
   Section 4.18   Securities Act; NASD Conduct Rules.....................    17
   Section 4.19   Employees..............................................    18
   Section 4.20   Use of Proceeds........................................    19
   Section 4.21   Public Utility Holding Company Act and Investment
                  Company Act Status.....................................    19
   Section 4.22   ERISA..................................................    19
   Section 4.23   Taxes..................................................    19
   Section 4.24   Insurance..............................................    20
   Section 4.25   Acknowledgement Regarding Investor's Purchase of
                  Shares.................................................    20

Article V COVENANTS......................................................    20
   Section 5.1    Securities Compliance..................................    20
   Section 5.2    Registration and Listing...............................    20
   Section 5.3    Compliance with Laws...................................    20
   Section 5.4    Keeping of Records and Books of Account; Foreign
                  Corrupt Practices Act..................................    21
   Section 5.5    Limitations on Holdings and Issuances..................    21
   Section 5.6    Other Agreements and Other Financings..................    22
   Section 5.7    Stop Orders............................................    23
   Section 5.8    Amendments to the Registration Statement; Prospectus
                  Supplements; Free Writing Prospectuses.................    24
   Section 5.9    Prospectus Delivery....................................    24
   Section 5.10   Selling Restrictions...................................    25
   Section 5.11   Effective Registration Statement.......................    26
   Section 5.12   Non-Public Information.................................    26
   Section 5.13   Broker/Dealer..........................................    26
   Section 5.14   Update of Disclosure Schedule..........................    26

Article VI OPINION OF COUNSEL AND CERTIFICATE; CONDITIONS TO THE SALE AND
   PURCHASE OF THE SHARES................................................    26
   Section 6.1    Opinion of Counsel and Certificate.....................    26
   Section 6.2    Conditions Precedent to the Obligation of the Company..    27
   Section 6.3    Conditions Precedent to the Obligation of the
                  Investor...............................................    28

Article VII TERMINATION..................................................    30
   Section 7.1    Term, Termination by Mutual Consent....................    30
   Section 7.2    Other Termination......................................    31
   Section 7.3    Effect of Termination..................................    31

Article VIII INDEMNIFICATION.............................................    32
   Section 8.1    General Indemnity......................................    32
   Section 8.2    Indemnification Procedures.............................    33

Article IX MISCELLANEOUS.................................................    35
   Section 9.1    Fees and Expenses......................................    35
   Section 9.2    Specific Enforcement, Consent to Jurisdiction, Waiver
                  of Jury Trial..........................................    35

   Section 9.3    Entire Agreement; Amendment............................    36
   Section 9.4    Notices................................................    36
   Section 9.5    Waivers................................................    37
   Section 9.6    Headings...............................................    37
   Section 9.7    Successors and Assigns.................................    37
   Section 9.8    Governing Law..........................................    38
   Section 9.9    Survival...............................................    38
   Section 9.10   Counterparts...........................................    38
   Section 9.11   Publicity..............................................    38
   Section 9.12   Severability...........................................    38
   Section 9.13   Further Assurances.....................................    38

Annex A. Definitions

                         COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT, made and entered into on this 14th day of February 2007 (this "Agreement"), by and between Azimuth Opportunity Ltd., an international business company incorporated under the laws of the British Virgin Islands (the "Investor"), and ARIAD Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

                                    RECITALS

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor and the Investor shall thereupon purchase from the Company up to $50,000,000 worth of newly issued shares of the Company's common stock, $0.001 par value ("Common Stock"), subject, in all cases, to the Trading Market Limit; and

     WHEREAS, the offer and sale of the shares of Common Stock hereunder have been registered by the Company in the Registration Statement, which has been declared effective by order of the Commission under the Securities Act;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                        PURCHASE AND SALE OF COMMON STOCK

     SECTION 1.1 PURCHASE AND SALE OF STOCK. Upon the terms and subject to the conditions of this Agreement, during the Investment Period the Company in its discretion may issue and sell to the Investor up to $50,000,000 (the "Total Commitment") worth of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (subject in all cases to the Trading Market Limit, the "Aggregate Limit"), by (i) the delivery to the Investor of not more than 24 separate Fixed Request Notices (unless the Investor and the Company mutually agree that a different number of Fixed Request Notices may be delivered) as provided in Article II hereof and (ii) the exercise by the Investor of Optional Amounts, which the Company may in its discretion grant to the Investor and which may be exercised by the Investor, in whole or in part, as provided in Article II hereof. The aggregate of all Fixed Request Amounts and Optional Amount Dollar Amounts shall not exceed the Aggregate Limit.

     SECTION 1.2 EFFECTIVE DATE; SETTLEMENT DATES. This Agreement shall become effective and binding upon delivery of counterpart signature pages of this Agreement executed by each of the parties hereto, and by delivery of an opinion of counsel and a certificate of the Company as provided in Section 6.1 hereof, to the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, at l0:00 a.m., New York time, on the Effective Date. In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement, from and after the Effective Date and during the Investment Period (i) the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company, the Shares in respect of each Fixed Request and (ii) the Investor may in its discretion elect to purchase Shares in respect of each Optional Amount. The issuance and sale of Shares to the Investor pursuant to any Fixed Request or Optional Amount shall occur on the applicable Settlement Date in accordance with Sections 2.7 and 2.9 (or on such Trading Day in accordance with Section 2.8, as applicable), provided in each case that all of the conditions precedent thereto set forth in Article VI theretofore shall have been fulfilled or (to the extent permitted by applicable law) waived.

     SECTION 1.3 THE SHARES. The Company has duly authorized and reserved for issuance, and covenants to continue to reserve for issuance, free of all preemptive and other similar rights, at all times during the Investment Period, the requisite aggregate number of authorized but unissued shares of its Common Stock to timely effect the issuance, sale and delivery in full to the Investor of all Shares to be issued in respect of all Fixed Requests and Optional Amounts under this Agreement.

     SECTION 1.4 CURRENT REPORT; PROSPECTUS SUPPLEMENT. As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the first Trading Day immediately following the Effective Date, the Company shall file with the Commission a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Base Prospectus (but which permissibly has been omitted therefrom in accordance with the Securities Act), including, without limitation, information required to be disclosed in the section captioned "Plan of Distribution" in the Base Prospectus (the "Current Report"). The Current Report shall include a copy of this Agreement as an exhibit. To the extent applicable, the Current Report shall be incorporated by reference in the Registration Statement in accordance with the provisions of Rule 430B under the Securities Act. The Company heretofore has provided (or will provide prior to filing) the Investor a reasonable opportunity to comment on a draft of such Current Report and has given (or will give) due consideration to such comments. The Company shall file a final Base Prospectus pursuant to Rule 424(b) under the Securities Act on or prior to the second Trading Day immediately following the Effective Date. Pursuant to Section 5.9 and subject to the provisions of Section 5.8, on the first Trading Day immediately following the last Trading Day of each Pricing Period, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act disclosing the number of Shares to be issued and sold to the Investor thereunder, the total purchase price therefor and the net proceeds to be received by the Company therefrom and, to the extent required by the Securities Act, identifying the Current Report.

                                   ARTICLE II
                      FIXED REQUEST TERMS; OPTIONAL AMOUNT

     Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

     SECTION 2.1 FIXED REQUEST NOTICE. Upon one Trading Day's prior written notice to the Investor, the Company may, from time to time in its sole discretion, provide a notice to the Investor of a Fixed Request before 9:30 a.m. (New York time) on the first Trading Day of the Pricing Period (the "Fixed Request Notice"), substantially in the form attached hereto as Exhibit A. The Fixed Request Notice shall specify the Fixed Amount Requested, establish the Threshold

Price for such Fixed Request, designate the first Trading Day of the Pricing Period and specify the Optional Amount, if any, that the Company elects to grant to the Investor during the Pricing Period and the applicable Threshold Price for such Optional Amount (the "Optional Amount Threshold Price"). The Threshold Price and the Optional Amount Threshold Price established by the Company in a Fixed Request Notice may be the same or different, in the Company's sole discretion. Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Fixed Request Notice prepared and delivered in accordance with the provisions of this Agreement.

     SECTION 2.2 FIXED REQUESTS. From time to time during the Investment Period, the Company may in its sole discretion deliver to the Investor a Fixed Request Notice for a specified Fixed Amount Requested, and the applicable discount price (the "Discount Price") shall be determined, in accordance with the price and share amount parameters as set forth below or such other parameters mutually agreed upon by the Investor and the Company, and upon the terms and subject to the conditions of this Agreement, the Investor shall purchase from the Company the Shares subject to such Fixed Request Notice; provided, however, that the Company may not deliver any single Fixed Request Notice for a Fixed Amount Requested in excess of the lesser of: (i) the amount in the applicable Fixed Amount Requested column below and (ii) 2.5% of the Market Capitalization:

Threshold Price                                        Fixed Amount Requested      Discount Price
---------------                                        ----------------------      --------------
Equal to or greater than $12.00                        Not to exceed $12,000,000   96.50% of the VWAP
Equal to or greater than $11.00 and less than $12.00   Not to exceed $11,000,000   96.40% of the VWAP
Equal to or greater than $10.00 and less than $11.00   Not to exceed $10,000,000   96.30% of the VWAP
Equal to or greater than $9.00 and less than $10.00    Not to exceed $9,000,000    96.20% of the VWAP
Equal to or greater than $8.00 and less than $9.00     Not to exceed $8,000,000    96.00% of the VWAP
Equal to or greater than $7.00 and less than $8.00     Not to exceed $7,000,000    95.75% of the VWAP
Equal to or greater than $6.00 and less than $7.00     Not to exceed $6,000,000    95.50% of the VWAP
Equal to or greater than $5.00 and less than $6.00     Not to exceed $5,000,000    95.00% of the VWAP
Equal to or greater than $4.00 and less than $5.00     Not to exceed $4,000,000    94.75% of the VWAP
Equal to or greater than $3.00 and less than $4.00     Not to exceed $3,000,000    94.50% of the VWAP

     Anything to the contrary in this Agreement notwithstanding, at no time shall the Investor be required to purchase more than $12,000,000 worth of Common Stock in respect of any Pricing Period (not including Common Stock subject to any Optional Amount). The date on which the Company delivers any Fixed Request Notice in accordance with this Section 2.2 hereinafter shall be referred to as a "Fixed Request Exercise Date".

     SECTION 2.3 SHARE CALCULATION. Subject to Section 2.6, the number of Shares to be issued by the Company to the Investor pursuant to a Fixed Request shall equal the aggregate sum of each quotient (calculated for each Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price) determined pursuant to the following equation (rounded to the nearest whole Share):

N = (A x B)/C, where:

N = the number of Shares to be issued by the Company to the Investor in respect of a Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price,

A = 0.10 (the "Multiplier"); provided, however, that if the number of Trading
    Days constituting a Pricing Period is decreased as set forth in Section 2.8 hereof, then the Multiplier correspondingly shall be increased to equal the decimal equivalent (in 10-millionths) of a fraction, the numerator of which is one and the denominator of which equals the number of Trading Days in the Pricing Period as so decreased,

B = the Fixed Amount Requested, and

C = the applicable Discount Price.

     SECTION 2.4 LIMITATION OF FIXED REQUESTS. The Company shall not make more than one Fixed Request in each Pricing Period. Unless otherwise mutually agreed upon by the Company and the Investor, not less than three Trading Days shall elapse between the end of one Pricing Period and the commencement of any other Pricing Period during the Investment Period. There shall be permitted a maximum of 24 Fixed Requests during the Investment Period. Each Fixed Request automatically shall expire immediately following the last Trading Day of each Pricing Period.

     SECTION 2.5 REDUCTION OF COMMITMENT. On the last Trading Day of each Pricing Period, the Investor's Total Commitment under this Agreement automatically (and without the need for any amendment to this Agreement) shall be reduced, on a dollar-for-dollar basis, by the total amount of the Fixed Request Amount and the Optional Amount Dollar Amount, if any, for such Pricing Period actually paid to the Company at the Settlement Date.

     SECTION 2.6 BELOW THRESHOLD PRICE. If the VWAP on any Trading Day in a Pricing Period is lower than the Threshold Price, then for each such Trading Day the total amount of the Fixed Amount Requested shall be reduced, on a dollar-for-dollar basis, by an amount equal to the product of (x) the Multiplier and (y) the original Fixed Amount Requested, and no Shares shall be purchased or sold with respect to such Trading Day, except as provided below. If trading in the Common Stock on NASDAQ (or any national securities exchange on which the Common Stock is then listed) is suspended for any reason for more than three hours on any Trading Day, the Investor may at its option deem the price of the Common Stock to be lower than the Threshold Price for such Trading Day and, for each such Trading Day, the total amount of the Fixed Amount Requested shall be reduced as provided in the immediately preceding sentence, and no Shares shall be purchased or sold with respect to such Trading Day, except as provided below. For each Trading Day during a Pricing Period on which the VWAP is (or is deemed to be) lower than the Threshold Price, the Investor may in its sole discretion elect to purchase such U.S. dollar amount of Shares equal to the amount by which the Fixed Amount Requested has been reduced in accordance with this Section 2.6, at the Threshold Price multiplied by the applicable percentage determined in accordance with the price and share amount parameters set forth in
Section 2.2. The Investor shall inform the Company via facsimile transmission not later than 8:00 p.m. (New York time) on the last Trading Day of such Pricing Period as to the number of Shares, if any, the Investor elects to purchase as provided in this Section 2.6.

     SECTION 2.7 SETTLEMENT. The payment for, against simultaneous delivery of, Shares in respect of each Fixed Request shall be settled on the second Trading Day next following the last Trading Day of each Pricing Period, or on such other earlier date as the parties may mutually agree (the "Settlement Date"). On each Settlement Date, the Company shall deliver the Shares purchased by the Investor to the Investor or its designees via DTC's Deposit Withdrawal Agent Commission
(DWAC) system, against simultaneous payment therefor to the Company's designated account by wire transfer of immediately available funds, provided that if the Shares are received by the Investor later than 1:00 p.m. (New York time), payment therefor shall be made with next day funds. As set forth in Section 9.1(ii), a failure by the Company to deliver such Shares shall result in the payment of liquidated damages by the Company to the Investor.

     SECTION 2.8 REDUCTION OF PRICING PERIOD. If during a Pricing Period the Company elects to reduce the number of Trading Days in such Pricing Period (and thereby amend its previously delivered Fixed Request Notice), the Company shall so notify the Investor before 9:00 a.m. (New York time) on any Trading Day during a Pricing Period (a "Reduction Notice") and the last Trading Day of such Pricing Period shall be the Trading Day immediately preceding the Trading Day on which the Investor received such Reduction Notice; provided, however, that if the Company delivers the Reduction Notice later than 9:00 a.m. (New York time) on a Trading Day during a Pricing Period, then the last Trading Day of such Pricing Period instead shall be the Trading Day on which the Investor received such Reduction Notice.

     Upon receipt of a Reduction Notice, the Investor (i) shall purchase the Shares in respect of each Trading Day in such reduced Pricing Period for which the VWAP equals or exceeds the Threshold Price in accordance with Section 2.3 hereof; (ii) may elect to purchase the Shares in respect of any Trading Day in such reduced Pricing Period for which the VWAP is (or is deemed to be) lower than the Threshold Price in accordance with Section 2.6 hereof; and (iii) may elect to exercise all or any portion of an Optional Amount on any Trading Day during such reduced Pricing Period in accordance with Sections 2.10 and 2.11 hereof.

     In addition, upon receipt of a Reduction Notice, the Investor may elect to purchase such U.S. dollar amount of additional Shares equal to the quotient determined pursuant to the following equation:

D = A x 1/B x (B - C), where:

D = the U.S. dollar amount of additional Shares to be purchased,

A = the Fixed Amount Requested,

B = 10 or, for purposes of this Section 2.8, such lesser number of Trading Days as the parties may mutually agree to, and

C = the number of Trading Days in the reduced Pricing Period,

at a per Share price equal to (x) the Fixed Amount Requested attributable to the reduced Pricing Period divided by (y) the number of Shares to be purchased during such reduced Pricing Period pursuant to clause (i) of the immediately preceding paragraph.

     The Investor may also elect to exercise any portion of the applicable Optional Amount which was unexercised during the reduced Pricing Period by issuing an Optional Amount Notice to the Company not later than 10:00 a.m. (New York time) on the first Trading Day next following the last Trading Day of the reduced Pricing Period. The number of Shares to be issued upon exercise of such Optional Amount shall be calculated pursuant to the equation set forth in
Section 2.10 hereof, except that "C" shall equal the greater of (i) the VWAP for the Common Stock on the last Trading Day of the reduced Pricing Period or (ii) the Optional Amount Threshold Price.

     The payment for, against simultaneous delivery of, Shares to be purchased and sold in accordance with this Section 2.8 shall be settled on the second Trading Day next following the Trading Day on which the Investor receives a Reduction Notice.

     SECTION 2.9 OPTIONAL AMOUNT. With respect to any Pricing Period, the Company may in its sole discretion grant to the Investor the right to exercise, from time to time during the Pricing Period (but not more than once on any Trading Day), all or any portion of an Optional Amount. The maximum Optional Amount Dollar Amount and the Optional Amount Threshold Price shall be set forth in the Fixed Request Notice. Each daily Optional Amount exercise shall be aggregated during the Pricing Period and settled on the next Settlement Date. The Optional Amount Threshold Price designated by the Company in its Fixed Request Notice shall apply to each Optional Amount during the applicable Pricing Period.

     SECTION 2.10 CALCULATION OF OPTIONAL AMOUNT SHARES. The number of shares of Common Stock to be issued in connection with the exercise of an Optional Amount shall be the quotient determined pursuant to the following equation (rounded to the nearest whole Share):

O = A/(B x C), where:

O = the number of shares of Common Stock to be issued in connection with such Optional Amount exercise,

A = the Optional Amount Dollar Amount with respect to which the Investor has delivered an Optional Amount Notice,

B = the applicable percentage determined in accordance with the price and shares amount parameters set forth in Section 2.2 (with the Optional Amount Threshold Price serving as the Threshold Price for such purposes), and

C = the greater of (i) the VWAP for the Common Stock on the day the Investor delivers the Optional Amount Notice or (ii) the Optional Amount Threshold Price.

     SECTION 2.11 EXERCISE OF OPTIONAL AMOUNT. If granted by the Company to the Investor with respect to a Pricing Period, all or any portion of the Optional Amount may be exercised by the Investor on any Trading Day during the Pricing Period, subject to the limitations set forth in Section 2.9. As a condition to each exercise of an Optional Amount pursuant to this Section 2.11, the Investor shall issue an Optional Amount Notice to the Company no later than 8:00 p.m. (New York time) on the day of such Optional Amount exercise. If the Investor does not exercise an Optional Amount in full by 8:00 p.m. (New York time) on the last Trading Day of the applicable Pricing Period, such unexercised portion of the Investor's Optional Amount with respect to that Pricing Period automatically shall lapse and terminate.

     SECTION 2.12 AGGREGATE LIMIT. Notwithstanding anything to the contrary contained in this Agreement, in no event may the Company issue a Fixed Request Notice or grant an Optional Amount to the extent that the sale of Shares pursuant thereto and pursuant to all prior Fixed Request Notices or Optional Amounts issued hereunder, and as liquidated damages pursuant to Section 9.1(ii), would cause the Company to sell or the Investor to purchase Shares which in the aggregate are in excess of the Aggregate Limit. If the Company issues a Fixed Request Notice or Optional Amount that otherwise would permit the Investor to purchase shares of Common Stock which would cause the aggregate purchases by Investor hereunder to exceed the Aggregate Limit, such Fixed Request Notice or Optional Amount shall be void ab initio to the extent of the amount by which the dollar value of shares or number of shares, as the case may be, of Common Stock otherwise issuable pursuant to such Fixed Request Notice or Optional Amount together with the dollar value of shares or number of shares, as the case may be, of all other Common Stock purchased by the Investor pursuant hereto would exceed the Aggregate Limit. The Company hereby represents, warrants and covenants that neither it nor any of its Subsidiaries (i) has effected any transaction or series of transactions, (ii) is a party to any pending transaction or series of transactions or (iii) shall enter into any contract, agreement, agreement-in-principle, arrangement or understanding with respect to, or shall effect, any Other Financing which, in any of such cases, may be integrated with the transactions contemplated by this Agreement for purposes of determining whether approval of the Company's stockholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market; provided, however, that the Company shall be permitted to take any action referred to in clause (iii) above if the Company has timely provided the Investor with an Integration Notice as provided in Section 5.6(ii) hereof.

     At the Company's sole discretion, and effective automatically upon receipt by the Investor of notice thereof from the Company, this Agreement may be amended by the Company from time to time to reduce the Aggregate Limit by a specified dollar amount of Common Stock which shall be no greater than is required to enable the Company to utilize the Registration Statement to consummate an underwritten public offering of Common Stock or a registered direct public offering of Common Stock during the Investment Period); provided, however, that any such amendment of this Agreement (and any such purported amendment) shall be void and of no force and effect if the effect thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver Shares to the Investor in respect of a

Fixed Request or Optional Amount on the applicable Settlement Date. In the event the Company shall have elected to reduce the Aggregate Limit as provided in the immediately preceding sentence, at the Company's sole discretion, and effective automatically upon receipt by the Investor of notice thereof from the Company, the Company may subsequently amend this Agreement to increase the Aggregate Limit; provided, however, that in no event shall the Aggregate Limit thereby be increased to an amount greater than the amount obtained by subtracting (x) the aggregate of all Fixed Request Amounts and Optional Amount Dollar Amounts (including any amounts paid as liquidated damages pursuant to Section 9.1(ii) hereunder) covered by all Fixed Requests and Optional Amounts theretofore issued or granted by the Company in respect of which a settlement has occurred pursuant to Section 2.7 from (y) $50,000,000, subject in all cases to the Trading Market Limit.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor hereby makes the following representations and warranties to the Company:

     SECTION 3.1 ORGANIZATION AND STANDING OF THE INVESTOR. The Investor is an international business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

     SECTION 3.2 AUTHORIZATION AND POWER. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Investor. This Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     SECTION 3.3 NO CONFLICTS. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated herein do not and shall not (i) result in a violation of such Investor's charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii),
(iii)
and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

     SECTION 3.4 INFORMATION. The Investor and its advisors have been furnished with all materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the "Disclosure Schedule"), the Company hereby makes the following representations and warranties to the Investor:

     SECTION 4.1 ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

     SECTION 4.2 AUTHORIZATION, ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. Except for approvals of the Company's Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Fixed Request Notice), the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     SECTION 4.3 CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the dates set forth in the Commission Documents are as set forth in the Commission Documents. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Commission Documents, as of the Effective Date, no shares of Common Stock were entitled to preemptive rights or registration rights and there were no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company. Except as set forth in the Commission Documents, there were no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for any shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, as of the Effective Date, the Company was not a party to, and it had no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the Effective Date complied with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any "put" or similar right with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Investor via the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") true and correct copies of the Company's Certificate of Incorporation as in effect on the Effective Date (the "Charter"), and the Company's Bylaws as in effect on the Effective Date (the "Bylaws"), and true and correct copies (redacted as appropriate) of all executed resolutions of the Company's Board of Directors (and committees thereof) relating to the capital stock of the Company (and transactions in respect thereof) since December 31, 2004 (except with respect to issuances of shares of capital stock of the Company to directors or employees of the Company as fees or compensation that were duly approved by the Company's Board of Directors or a committee thereof).

     SECTION 4.4 ISSUANCE OF SHARES. The Shares to be issued under this Agreement have been or will be duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Investor shall be entitled to all rights accorded to a holder and beneficial owner of Common Stock.

     SECTION 4.5 NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein do not and shall not (i) result in a violation of any provision of the Company's Charter or Bylaws, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Significant Subsidiaries is a party or is bound (including, without limitation, any listing agreement with the Trading Market), (iii) create or impose a lien, charge or encumbrance on any property of the Company or any of its Significant Subsidiaries under any agreement or any commitment to which the Company or any of its Significant Subsidiaries is a party or under which the Company or any of its Significant Subsidiaries is bound or under which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue and sell the Shares to the Investor in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or the Trading Market subsequent to the Effective Date, including but not limited to a Prospectus Supplement under Sections 1.4 and 5.9 of this Agreement, and any registration statement, prospectus or prospectus supplement which has been or may be filed pursuant to this Agreement).

     SECTION 4.6 COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. (a) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except as disclosed in the Commission Documents, as of the Effective Date the Company had timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with the Commission prior to the Effective Date (including, without limitation, the 2005 Form 10-K) and has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all of the Commission Documents heretofore incorporated by reference in the Registration Statement and the Prospectus. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its filing date, each Commission Document filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the 2005 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date, such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Commission Document to be filed with the Commission after the Effective Date and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement required to be filed pursuant to Sections 1.4 and 5.9 hereof during the Investment Period (including, without limitation, the Current Report), when such document becomes effective or is filed with the Commission, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) The Company has timely filed with the Commission and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or
(y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 ("SOXA")) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company's Commission filings and other public disclosure documents. As used in this Section 4.6(c), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

          (d) Deloitte & Touche LLP, who have expressed their opinions on the audited financial statements and related schedules included or incorporated by reference in the Registration Statement and the Base Prospectus is, with respect to the Company, an independent registered public accounting firm as required by the rules of the Public Company Accounting Oversight Board.

     SECTION 4.7 SUBSIDIARIES. The 2005 Form 10-K sets forth each Subsidiary of the Company as of the Effective Date, showing its jurisdiction of incorporation or organization and the percentage of the Company's ownership of the outstanding capital stock or other ownership interests of such Subsidiary, and the Company does not have any other Subsidiaries as of the Effective Date.

     SECTION 4.8 NO MATERIAL ADVERSE EFFECT. Since September 30, 2006, the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect, except (i) as disclosed in any Commission Documents filed since September 30, 2006 or (ii) continued losses from operations.

     SECTION 4.9 INDEBTEDNESS. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 sets forth, as of September 30, 2006, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $10,000,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(c) the present value of any lease payments in excess of $10,000,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

     SECTION 4.10 TITLE TO ASSETS. Each of the Company and its Subsidiaries has good and marketable title to all of their respective real and personal property reflected in the Commission Documents, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or those that would not have a Material Adverse Effect. All real property leases of the Company are valid and subsisting and in full force and effect in all material respects.

     SECTION 4.11 ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending, or to the knowledge of the Company threatened in writing, against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending, or to the knowledge of the Company threatened in writing, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any of its Subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit, in each case which, if determined adversely to the Company, its Subsidiary or any officer or director of the Company or its Subsidiaries, would have a Material Adverse Effect. With respect to each of those certain actions under the caption "Item 1. Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, there has been no event or change required to be disclosed in a filing under the Exchange Act that has not been so disclosed.

     SECTION 4.12 COMPLIANCE WITH LAW. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 4.13 CERTAIN FEES. Except for the placement fee payable by the Company to Reedland Capital Partners, an Institutional Division of the Financial West Group, Member NASD/SIPC ("Reedland"), which shall be set forth in a separate placement agency agreement between the Company and Reedland (a true and complete fully executed copy of which has heretofore been provided to the Investor), no brokers, finders or financial advisory fees or commissions shall be payable by the Company or any Subsidiary (or any of their respective affiliates) with respect to the transactions contemplated by this Agreement.

     SECTION 4.14 OPERATION OF BUSINESS. (a) The Company or one or more of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the United States Food and Drug Administration ("FDA"), necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA rules and regulations, guidelines and policies, and all applicable rules and regulations, guidelines and policies of any governmental authority exercising authority comparable to that of the FDA (including any non-governmental authority whose approval or authorization is required under foreign law comparable to that administered by the FDA), except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. As to each product that is subject to FDA regulation or similar legal provisions in any foreign jurisdiction that is developed, manufactured, tested, packaged, labeled, marketed, sold, distributed and/or commercialized by the Company or any of its Subsidiaries, each such product is being developed, manufactured, tested, packaged, labeled, marketed, sold, distributed and/or commercialized in compliance with all applicable requirements of the FDA (and any non-governmental authority whose approval or authorization is required under foreign law comparable to that administered by the FDA), including, but not limited to, those relating to investigational use, investigational device exemption, premarket notification, premarket approval, good clinical practices, good manufacturing practices, record keeping, filing of reports, and patient privacy and medical record security, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. As to each product or product candidate of the Company or any of its Subsidiaries subject to FDA regulation or similar legal provision in any foreign jurisdiction, all manufacturing facilities, if any, of the Company and its Subsidiaries are operated in compliance with the FDA's Quality System Regulation requirements at 21 C.F.R. Part 820, as applicable, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Commission Documents or the Registration Statement, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses or relating to a potential violation of, failure to comply with, or request to produce additional information under, any FDA rules and regulations, guidelines or policies which, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any correspondence, notice or request from the FDA that is of the nature that would be required to be set forth in the Commission Documents or the Registration Statement (including, without limitation, in any "Risk Factors" disclosure therein) and has not been so set forth or incorporated by reference therein, including, without limitation, notice that any one or more products or product candidates of the Company or any of its Subsidiaries failed to receive approval from the FDA for use for any one or more indications, and neither the Company nor any of its Subsidiaries knows of any basis therefor. This Section 4.14 does not relate to environmental matters, such items being the subject of Section 4.15.

          (b) To the Company's knowledge, except as set forth in the Commission Documents, the Company or one or more of its Subsidiaries owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the Commission Documents as being owned or licensed by the Company (collectively, "Intellectual Property"), necessary to carry on the business now operated by it. Except as set forth in the Commission Documents, there are no actions, suits or judicial proceedings pending, or to the Company's knowledge threatened in writing, relating to patents or proprietary information to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

          (c) All pre-clinical and clinical trials conducted, supervised or monitored by, or on behalf of, the Company or any of its Subsidiaries have been conducted in compliance with all applicable federal, state, local and foreign laws, and the regulations and requirements of any applicable governmental entity, including, but not limited to, FDA good clinical practice and good laboratory practice requirements, except where such failure would not have a Material Adverse Effect. Except as set forth in the Registration Statement or the Commission Documents, neither the Company nor any of its Subsidiaries has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension, delay or modification of any pre-clinical or clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has participated that are described in the Registration Statement or the Commission Documents, if any, or the results of which are referred to in the Registration Statement or the Commission Documents, in each case except as would not have a Material Adverse Effect.

     SECTION 4.15 ENVIRONMENTAL COMPLIANCE. Except as disclosed in the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to the best of the Company's knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or could reasonably be expected to violate any Environmental Law after the Effective Date or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

     SECTION 4.16 MATERIAL AGREEMENTS. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, "Material Agreements"). Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the best knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the best knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     SECTION 4.17 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such persons' employment or service as a director with the Company or any of its Subsidiaries.

     SECTION 4.18 SECURITIES ACT; NASD CONDUCT RULES. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

          (i) The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act the Registration Statement, including a base prospectus relating to the Shares. The Registration Statement was declared effective by order of the Commission on February 6, 2007. As of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or is continuing in effect under the Securities Act and no proceedings therefor are pending before or, to the Company's knowledge, threatened by the Commission. No order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission.

          (ii) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement. The Registration Statement complied in all material respects on the date on which it was declared effective by the Commission and on the Effective Date of this Agreement, and will comply in all material respects on each applicable Fixed Request Exercise Date and on each applicable Settlement Date, with the requirements of the Securities Act and the Registration Statement (including the documents incorporated by reference therein) did not on the date it was declared effective by the Commission and on the Effective Date of this Agreement and shall not on each applicable Fixed Request Exercise Date and on each applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Registration Statement, as of the Effective Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The Base Prospectus complied in all material respects on its date and on the Effective Date, and will comply in all material respects on each applicable Fixed Request Exercise Date and on each applicable Settlement Date, with the requirements of the Securities Act and did not on its date and on the Effective Date and shall not on each applicable Fixed Request Exercise Date and on each applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Base Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

          (iii) In accordance with Rule 2710(b)(7)(C)(i) of the Conduct Rules of the National Association of Securities Dealers, Inc., the offering of the Shares pursuant to this Agreement has been registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for Form S-3 in effect prior to October 21, 1992, and the Shares are being offered pursuant to Rule 415 promulgated under the Securities Act.

          (iv) Each Prospectus Supplement required to be filed pursuant to Sections 1.4 and 5.9 hereof, on its date and on the applicable Settlement Date, shall comply in all material respects with the provisions of the Securities Act and shall not on its date and on the applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

          (v) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) relating to the Shares, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. Each Permitted Free Writing Prospectus (a) shall conform in all material respects to the requirements of the Securities Act on the date of its first use, (b) when considered together with the Prospectus on each applicable Fixed Request Exercise Date and on each applicable Settlement Date, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (c) shall not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. The immediately preceding sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

          (vi) Prior to the Effective Date, the Company has not distributed any offering material in connection with the offering and sale of the Shares. From and after the Effective Date and prior to the completion of the distribution of the Shares, the Company shall not distribute any offering material in connection with the offering and sale of the Shares, other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or a Permitted Free Writing Prospectus.

     SECTION 4.19 EMPLOYEES. As of the Effective Date, neither the Company nor any Subsidiary of the Company has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in or not required to be set forth in the Commission Documents. As of the Effective Date, except as disclosed in the Registration Statement or the Commission Documents, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

     SECTION 4.20 USE OF PROCEEDS. The proceeds from the sale of the Shares shall be used by the Company and its Subsidiaries as set forth in the Base Prospectus and any Prospectus Supplement filed pursuant to Sections 1.4 and 5.9.

     SECTION 4.21 PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Shares as set forth in the Base Prospectus and any Prospectus Supplement shall not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.22 ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which has had or would have a Material Adverse Effect. No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 203 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan which has had or would have a Material Adverse Effect, and the execution and delivery of this Agreement and the issuance and sale of the Shares hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications. As used in this Section 4.22, the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

     SECTION 4.23 TAXES. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and
(iii) does not have any tax
deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against it which would have a Material Adverse Effect.

     SECTION 4.24 INSURANCE. The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company deems adequate for the conduct of its and its Subsidiaries' businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

     SECTION 4.25 ACKNOWLEDGEMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor's purchase of the Shares.

                                    ARTICLE V
                                    COVENANTS

     The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period:

     SECTION 5.1 SECURITIES COMPLIANCE. The Company shall notify the Commission and the Trading Market, as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of this Agreement.

     SECTION 5.2 REGISTRATION AND LISTING. The Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall take all action necessary to continue the listing and trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on the Trading Market, and shall comply with the Company's reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules of the Trading Market.

     SECTION 5.3 COMPLIANCE WITH LAWS.

          (i) The Company shall comply, and cause each Subsidiary to comply, (a) with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act, the Exchange Act and the listing standards of the Trading Market. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act.

     SECTION 5.4 KEEPING OF RECORDS AND BOOKS OF ACCOUNT; FOREIGN CORRUPT PRACTICES ACT.

          (i) The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. The Company shall maintain a system of internal accounting controls which are sufficient to provide reasonable assurance that (a) transactions are executed with management's authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the Company's consolidated assets; (c) access to the Company's assets is permitted only in accordance with management's authorization; and (d) the reporting of the Company's assets is compared with existing assets at regular intervals.

          (ii) Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any of their respective directors, officers, agents, employees or any other persons acting on their behalf shall, in connection with the operation of the Company's and its Subsidiaries' respective businesses, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

          (iii) Subject to the requirements of Section 5.12 hereof, from time to time from and after the period beginning with the third Trading Day immediately preceding each Fixed Request Exercise Date through and including the applicable Settlement Date, the Company shall make available for inspection and review by the Investor, customary documentation allowing the Investor and/or its appointed counsel or advisors to conduct due diligence.

     SECTION 5.5 LIMITATIONS ON HOLDINGS AND ISSUANCES. At no time during the term of this Agreement shall the Investor directly or indirectly own more than 9.9% of the then issued and outstanding shares of Common Stock. The Company shall not be obligated to issue and the

Investor shall not be obligated to purchase any shares of Common Stock which would result in the issuance under this Agreement to the Investor at any time of Shares which, when aggregated with all other shares of Common Stock then owned beneficially by the Investor, would result in the beneficial ownership by the Investor of more than 9.9% of the then issued and outstanding shares of the Common Stock.

     SECTION 5.6 OTHER AGREEMENTS AND OTHER FINANCINGS.

          (i) The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company or any Subsidiary to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver Shares to the Investor in respect of a Fixed Request or Optional Amount on the applicable Settlement Date.

          (ii) The Company shall notify the Investor, within 48 hours, if it enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to obtain during a Pricing Period an Other Financing not constituting an Acceptable Financing (an "Other Financing Notice"); provided, however, that the Company shall notify the Investor as promptly as practicable but in no event later than 24 hours after (an "Integration Notice"), if it enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to obtain an Other Financing which may be integrated with the transactions contemplated by this Agreement (under the written rules, regulations and policies of the National Association of Securities Dealers, Inc.) for purposes of determining whether approval of the Company's stockholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market. For purposes of this Section 5.6(ii), any press release issued by, or Commission Document filed by, the Company shall constitute sufficient notice, provided that it is issued or filed, as the case may be, within the time requirements set forth in the first sentence of this Section 5.6(ii) for an Other Financing Notice or an Integration Notice, as applicable. For greater certainty, the entry by the Company into any agreement, plan, arrangement or transaction with a third party to obtain an Other Financing outside of a Pricing Period shall not trigger any requirement of the Company to deliver an Other Financing Notice (provided that if the entry into such agreement, plan, arrangement or transaction outside of a Pricing Period requires delivery of an Integration Notice as provided in this Section 5.6(ii), the Company shall deliver such Integration Notice as provided in this Section 5.6(ii)). During any Pricing Period in which the Company is required to provide notice pursuant to the first sentence of this Section 5.6(ii), the Investor shall (i) have the option to purchase the Shares subject to the Fixed Request at (x) the price therefor in accordance with the terms of this Agreement or (y) the third party's per share purchase price in connection with the Other Financing, net of such third party's discounts, Warrant Value and fees, or (ii) the Investor may elect to not purchase any Shares subject to the Fixed Request for that Pricing Period. An "Other Financing" shall mean (x) the issuance of Common Stock for a purchase price less than, or the issuance of securities convertible into or exchangeable for Common Stock at an exercise or conversion price (as the case may be) less than, the then Current Market Price of the Common Stock (in each case, after all fees, discounts, Warrant Value and commissions associated with the transaction) (a "Below Market Offering"); (y) the implementation by the Company of any mechanism in respect of any securities convertible into or exchangeable for Common Stock for the reset of the purchase price of the Common Stock to below the then Current Market Price of the Common Stock (including, without limitation, any antidilution or similar adjustment provisions in respect of any Company securities, but specifically excluding customary adjustments for stock splits, stock dividends, stock combinations and similar events); or (z) the issuance of options, warrants or similar rights of subscription in each case not constituting an Acceptable Financing. "Acceptable Financing" shall mean the issuance by the Company of: (1) shares of Common Stock or securities convertible into or exchangeable for Common Stock other than in connection with a Below Market Offering; (2) shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with awards under the Company's benefit and equity plans and arrangements or shareholder rights plan and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (3) shares of Common Stock issuable upon the conversion or exchange of equity awards or convertible or exchangeable securities outstanding as of the Effective Date; (4) shares of Common Stock or securities convertible into or exchangeable for Common Stock or similar rights to subscribe for the purchase of shares of Common Stock in connection with technology sharing, licensing, research and joint development agreements (or amendments thereto) with third parties, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (5) shares of Common Stock and/or warrants or similar rights to subscribe for the purchase of shares of Common Stock issued in connection with equipment financings and/or real property leases (or amendments thereto) and the issuance of shares of Common Stock upon the exercise thereof; or (6) shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in connection with any transaction or series of transactions by which the Company acquires, licenses or otherwise receives rights to the 20% minority interests of its Subsidiary, ARIAD Gene Therapeutics, Inc., which the Company does not currently own, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof.

     SECTION 5.7 STOP ORDERS. The Company shall advise the Investor as promptly as practicable, but in no event later than the close of business on the date thereof, and shall confirm such advice in writing: (i) of the Company's receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company's receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein, in light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

     SECTION 5.8 AMENDMENTS TO THE REGISTRATION STATEMENT; PROSPECTUS SUPPLEMENTS; FREE WRITING PROSPECTUSES.

          (i) Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, the Agreement or the transactions contemplated hereby or file with the Commission any Prospectus Supplement that relates to the Investor, this Agreement or the transactions contemplated hereby with respect to which (a) the Investor shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object after being so advised, unless it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall immediately so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any purchase of Shares by the Investor, the Company shall not file any Prospectus Supplement with respect to the Shares without delivering or making available a copy of such Prospectus Supplement, together with the Base Prospectus, to the Investor promptly.

          (ii) The Company agrees that, unless it obtains the prior written consent of the Investor, it has not made and will not make an offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Investor with the Commission or retained by the Company or the Investor under Rule 433 under the Securities Act. The Investor agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make an offer relating to the Shares that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Investor or the Company is referred to in this Agreement as a "Permitted Free Writing Prospectus." The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     SECTION 5.9 PROSPECTUS DELIVERY. The Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act on the first Trading Day immediately following the last Trading Day of each Pricing Period. The Company shall provide the Investor a reasonable opportunity to comment on a draft of each such Prospectus Supplement and any Issuer Free Writing Prospectus, shall give due consideration to all such comments and, subject to the provisions of Section 5.8 hereof, shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus, and any Permitted Free Writing Prospectus on each applicable Settlement Date. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or "blue sky" laws of the jurisdictions in which the Shares may be sold by the Investor, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5.8 above, file with the Commission an appropriate Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Investor an electronic copy thereof.

     SECTION 5.10 SELLING RESTRICTIONS.

          (i) The Investor covenants that from and after the date hereof through and including the 90th day next following the termination of this Agreement (the "Restricted Period"), neither the Investor nor any of its affiliates (within the meaning of the Exchange Act) nor any entity managed or controlled by the Investor shall, directly or indirectly, sell any securities of the Company, except the Shares that it owns or has the right to purchase as provided in a Fixed Request Notice. During the Restricted Period, neither the Investor or any of its affiliates nor any entity managed or controlled by the Investor shall sell any shares of Common Stock of the Company it does not "own" or have the unconditional right to receive under the terms of this Agreement (within the meaning of Rule 200 of Regulation SHO promulgated by the Commission under the Exchange Act), including Shares in any account of the Investor or in any account directly or indirectly managed or controlled by the Investor or any of its affiliates or any entity managed or controlled by the Investor. Without limiting the generality of the foregoing, prior to and during the Restricted Period, neither the Investor nor any of its affiliates nor any entity managed or controlled by the Investor or any of its affiliates shall enter into a short position with respect to shares of Common Stock of the Company, including in any account of the Investor's or in any account directly or indirectly managed or controlled by the Investor or any of its Affiliates or any entity managed or controlled by the Investor, except that the Investor may sell Shares that it is obligated to purchase under a pending Fixed Request Notice but has not yet taken possession of so long as the Investor (or the Broker-Dealer, as applicable) covers any such sales with the Shares purchased pursuant to such Fixed Request Notice; provided, however, that the Investor (or the Broker-Dealer, as applicable) shall not be required to cover any such sales with the Shares purchased pursuant to such Fixed Request Notice if (a) the Fixed Request is terminated by mutual agreement of the Company and the Investor and, as a result of such termination, no Shares are delivered to the Investor under this Agreement or (b) the Company otherwise fails to deliver such Shares to the Investor on the applicable Settlement Date upon the terms and subject to the provisions of this Agreement. Prior to and during the Restricted Period, the Investor shall not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or warrants to purchase, any shares of Common Stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, except for such sales expressly permitted by this Section 5.10(i).

          (ii) In addition to the foregoing, in connection with any sale of the Company's securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

     SECTION 5.11 EFFECTIVE REGISTRATION STATEMENT. During the Investment Period, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

     SECTION 5.12 NON-PUBLIC INFORMATION. Neither the Company nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Investor, unless a public announcement thereof is made by the Company in the manner contemplated by Regulation FD.

     SECTION 5.13 BROKER/DEALER. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase from the Company pursuant to this Agreement which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company (collectively, the "Broker-Dealer"). The Investor shall provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer.

     SECTION 5.14 UPDATE OF DISCLOSURE SCHEDULE. During the Investment Period, the Company shall from time to time update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 6.3(i). For purposes of this Section 5.14, any disclosure made in a schedule to the Compliance Certificate in substantially the form attached hereto as Exhibit D shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and shall not affect any of the Investor's rights or remedies with respect thereto.

                                   ARTICLE VI
         OPINION OF COUNSEL AND CERTIFICATE; CONDITIONS TO THE SALE AND
                             PURCHASE OF THE SHARES

     SECTION 6.1 OPINION OF COUNSEL AND CERTIFICATE. Simultaneously with the execution and delivery of this Agreement, the Investor has received and relied upon (i) an opinion of outside counsel to the Company, dated the Effective Date, in the form mutually agreed to by the parties hereto, and (ii) a certificate from the Company, dated the Effective Date, in the form of Exhibit C hereto.

     SECTION 6.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY. The obligation hereunder of the Company to issue and sell the Shares to the Investor under any Fixed Request or Optional Amount is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the Company's sole benefit and (to the extent permitted by applicable law) may be waived by the Company at any time in its sole discretion.

          (i) ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in this Agreement (i) that are not qualified by "materiality" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (ii) that are qualified by "materiality" shall have been true and correct when made and shall be true and correct as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

          (ii) REGISTRATION STATEMENT. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Shares registered under the Registration Statement which are in an amount (A) as of the Effective Date, not less than the Total Commitment and (B) as of the applicable Fixed Request Exercise Date, not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Request Notice and applicable Optional Amount, if any. The Current Report shall have been filed with the Commission, as required pursuant to Section 1.4, and all Prospectus Supplements shall have been filed with the Commission, as required pursuant to Sections 1.4 and 5.9 hereof, to disclose the sale of the Shares prior to each Settlement Date, as applicable. Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

          (iii) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Fixed Request Exercise Date and the applicable Settlement Date.

          (iv) NO INJUNCTION. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

          (v) NO SUSPENSION, ETC. Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Request Exercise Date and applicable Settlement
Date), and, at any time prior to the applicable Fixed Request Exercise Date and applicable Settlement Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.7 shall have occurred, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

          (vi) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (vii) AGGREGATE LIMIT. The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall not violate Sections 2.2, 2.12 and 5.5 hereof.

     SECTION 6.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR. The obligation hereunder of the Investor to accept a Fixed Request Notice or Optional Amount grant and to acquire and pay for the Shares is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before each Fixed Request Exercise Date and each Settlement Date, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and (to the extent permitted by applicable law) may be waived by the Investor at any time in its sole discretion.

          (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (ii) that are qualified by "materiality" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

          (ii) REGISTRATION STATEMENT. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Shares registered under the Registration Statement which are in an amount (A) as of the Effective Date, not less than the Total Commitment and (B) as of the applicable Fixed Request Exercise Date, not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Request Notice and applicable Optional Amount, if any. The Current Report shall have been filed with the Commission, as required pursuant to Section 1.4, and all Prospectus Supplements shall have been filed with the Commission, as required pursuant to Sections 1.4 and 5.9 hereof, to disclose the sale of the Shares prior to each Settlement Date, as applicable, and an electronic copy of each such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor in accordance with Section 5.9 hereof. Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

          (iii) NO SUSPENSION. Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Request Exercise Date and applicable Settlement Date), and, at any time prior to the applicable Fixed Request Exercise Date and applicable Settlement Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.7 shall have occurred, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Shares.

          (iv) PERFORMANCE OF THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Fixed Request Exercise Date and the applicable Settlement Date and shall have delivered to the Investor on the applicable Settlement Date the Compliance Certificate substantially in the form attached hereto as Exhibit D.

          (v) NO INJUNCTION. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

          (vi) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (vii) AGGREGATE LIMIT. The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall not violate Sections 2.2, 2.12 and 5.5 hereof.

          (viii) SHARES AUTHORIZED. The Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall have been duly authorized by all necessary corporate action of the Company.

          (ix) NOTIFICATION OF LISTING OF SHARES. If required, the Company shall have submitted to the Trading Market a notification form of listing of additional shares related to the Shares issuable pursuant to such Fixed Request or Optional Amount in accordance with the bylaws, listed securities maintenance standards and other rules of the Trading Market.

          (x) OPINIONS OF COUNSEL; BRING-DOWN. Subsequent to the filing of the Current Report pursuant to Section 1.4 and prior to the first Fixed Request Exercise Date, the Investor shall have received an opinion from outside counsel to the Company in the form mutually agreed to by the parties hereto and an opinion from in-house counsel to the Company in the form mutually agreed to by the parties hereto. On each Settlement Date, the Investor shall have received an opinion "bring down" from outside counsel to the Company in the form mutually agreed to by the parties hereto and an opinion "bring down" from in-house counsel to the Company in the form mutually agreed to by the parties hereto.

          (xi) PAYMENT OF INVESTOR'S COUNSEL FEES; DUE DILIGENCE EXPENSES. On the Effective Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor's counsel, the fees and expenses of the Investor's counsel in accordance with the proviso to the first sentence of Section 9.1(i) of this Agreement. On the 30th day of the third month in each calendar quarter during the Investment Period, the Company shall have paid by wire transfer of immediately available funds (a) to an account designated by the Investor, the due diligence expenses incurred by the Investor and (b) to an account designated by the Investor's counsel, the fees and expenses of the Investor's counsel, in each case, in accordance with the provisions of the second sentence of Section 9.1(i) of this Agreement.

                                   ARTICLE VII
                                   TERMINATION

     SECTION 7.1 TERM, TERMINATION BY MUTUAL CONSENT. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 18-month anniversary of the Effective Date (the "Investment Period"), (ii) the date that the entire dollar amount of Shares registered under the Registration Statement, together with any additional amount which is registered under Rule 462(b) under the Securities Act, have been issued and sold and (iii) the date the Investor shall have purchased the Total Commitment of shares of Common Stock (subject in all cases to the Trading Market Limit). The Company may terminate this Agreement effective upon three Trading Days' prior written notice to the Investor under
Section 9.4; provided, however, that such termination shall not occur during a Pricing Period or prior to a Settlement Date. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent, it being hereby acknowledged and agreed that the Investor may not consent to such termination during a Pricing Period or prior to a Settlement Date in the event the Investor has instructed the Broker-Dealer to effect an open-market sale of Shares which are subject to a pending Fixed Request Notice but which have not yet been physically delivered by the Company (and/or credited by book-entry) to the Investor in accordance with the terms and subject to the conditions of this Agreement.

     SECTION 7.2 OTHER TERMINATION. If the Company provides the Investor with an Other Financing Notice (other than in respect of an underwritten public offering of equity securities of the Company or a registered direct public offering of equity securities of the Company or an Acceptable Financing) or an Integration Notice, the Investor shall have the right to terminate this Agreement within the subsequent 30-day period (the "Event Period"), effective upon one Trading Day's prior written notice delivered to the Company in accordance with Section 9.4 at any time during the Event Period. For greater certainty, the entry by the Company into any agreement, plan, arrangement, or transaction with a third party to obtain an Other Financing outside of a Pricing Period shall not trigger any requirement for the Company to deliver an Other Financing Notice (provided that if the entry into such agreement, plan, arrangement or transaction outside of a Pricing Period requires delivery of an Integration Notice as provided in Section 5.6(ii) of this Agreement, the Company shall deliver such Integration Notice as provided in Section 5.6(ii) of this Agreement), and unless entry into such agreement, plan, arrangement or transaction outside of a Pricing Period requires delivery of an Integration Notice, such Other Financing Notice outside of a Pricing Period shall not lead to a right of termination in favor of the Investor hereunder. The Company shall notify the Investor as promptly as practicable, but in no event later than the close of business on the date thereof (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market), and the Investor shall have the right to terminate this Agreement at any time after receipt of such notification, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred; (ii) a Material Change in Ownership has occurred or the Company has entered into a definitive agreement which would result in a Material Change in Ownership; or (iii) a default or event of default has occurred and is continuing under the terms of any agreement, contract, note or other instrument to which the Company or any of its Subsidiaries is a party with respect to any indebtedness for borrowed money representing more than 10% of the Company's consolidated assets, in any such case, upon one Trading Day's prior written notice delivered to the Company in accordance with Section 9.4 hereof.

     SECTION 7.3 EFFECT OF TERMINATION. In the event of termination by the Company or the Investor, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except as provided in
Section 9.9 hereof. Nothing in this Section 7.3 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     SECTION 8.1 GENERAL INDEMNITY.

          (i) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Investor, the Broker-Dealer, each affiliate, employee, representative and advisor of and to the Investor and the Broker-Dealer, and each person, if any, who controls the Investor or the Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Investor, the Broker-Dealer and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any violation of law (including United States federal securities laws but excluding British Virgin Islands law) in connection with the transactions contemplated by this Agreement by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (ii) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or in any "issuer information" (as defined in Rule 433 under the Securities Act) of the Company, which "issuer information" is required to be, or is, filed with the Commission or otherwise contained in any Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the Company shall not be liable under this Section 8.1(i) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulting directly and solely from any such acts or failures to act, undertaken or omitted to be taken by the Investor or such person through its bad faith or willful misconduct, (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Current Report or any Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto, and (C) with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Investor or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of all Prospectus Supplements required to be filed pursuant to Section 1.4 and 5.9, together with the Base Prospectus, were timely delivered or made available to the Investor pursuant hereto and a copy of the Base Prospectus, together with a Prospectus Supplement (as applicable), was not sent or given by or on behalf of the Investor or any such person to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if delivery of the Base

Prospectus, together with a Prospectus Supplement (as applicable), would have cured the defect giving rise to such loss, claim, damage, liability or expense.

     The Company shall reimburse the Investor, the Broker-Dealer and each such controlling person promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor, the Broker-Dealer or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification in accordance with the procedures set forth in Section 8.2 hereof.

          (ii) INDEMNIFICATION BY THE INVESTOR. The Investor shall indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any violation of law (including United States federal securities laws) in connection with the transactions contemplated by this Agreement by the Investor or any of its affiliates, officers, directors or employees, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Current Report or any Prospectus Supplement or Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Investor to the Company expressly for inclusion in the Current Report or such Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto.

     The Investor shall reimburse the Company and each such director, officer or controlling person promptly upon demand for all legal and other costs and expenses reasonably incurred by the Company or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification in accordance with the procedures set forth in Section 8.2 hereof.

     SECTION 8.2 INDEMNIFICATION PROCEDURES. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in
Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested (by written notice provided in accordance with Section 9.4) an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

     If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

     The remedies provided for in Section 8.1 and this Section 8.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1 FEES AND EXPENSES.

          (i) Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on the Effective Date, by wire transfer of immediately available funds to an account designated by the Investor's counsel, promptly following the receipt of an invoice therefor, all reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Investor, up to $35,000, in connection with the preparation, negotiation, execution and delivery of this Agreement, legal due diligence of the Company and review of the Registration Statement, the Base Prospectus, the Current Report, any Permitted Free Writing Prospectus and all other related transaction documentation. In addition, the Company shall pay, on the 30th day of the third month in each calendar quarter during the Investment Period, promptly following the receipt of an invoice therefor, up to $12,500, representing (x) the due diligence expenses incurred by the Investor during the Investment Period and (y) the attorneys' fees and expenses incurred by the Investor in connection with ongoing legal due diligence of the Company, any amendments, modifications or waivers of this Agreement and review of Prospectus Supplements, Permitted Free Writing Prospectuses, opinion "bring downs" and all other related documents to be delivered by the Company and its counsel in connection with a Fixed Request Exercise Date and the applicable Settlement Date; provided, however, that the Company shall not be required to pay any such fee in any calendar quarter in which the Investor has purchased Shares under this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Shares pursuant hereto.

          (ii) If the Company issues a Fixed Request Notice and fails to deliver the Shares to the Investor on the applicable Settlement Date and such failure continues for 10 Trading Days, the Company shall pay the Investor, in cash (or, at the option of the Investor, in shares of Common Stock which have not been registered under the Securities Act), as liquidated damages for such failure and not as a penalty, an amount equal to 2.0% of the payment required to be paid by the Investor on such Settlement Date (i.e., the sum of the Fixed Amount Requested and the Optional Amount Dollar Amount) for the initial 30 days following such Settlement Date until the Shares have been delivered, and an additional 2.0% for each additional 30-day period thereafter until the Shares have been delivered, which amount shall be prorated for such periods less than thirty 30 days (subject in all cases to the Trading Market Limit).

     SECTION 9.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL.

          (i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof this being in addition to any other remedy to which either party may be entitled by law or equity.

          (ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

          (iii) Each of the Company and the Investor hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the Company and the Investor (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.2.

     SECTION 9.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the exhibits referred to herein and the Disclosure Schedule, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

     SECTION 9.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

     If to the Company:    ARIAD Pharmaceuticals, Inc.
                           26 Landsdowne Street
                           Cambridge, Massachusetts 02139
                           Telephone Number: (617) 494-0400
                           Fax: (617) 225-2860
                           Attention: Chief Financial Officer
                                      and Chief Legal Officer

     With copies to:       Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                           One Financial Center
                           Boston, Massachusetts 02111
                           Telephone Number: (617) 542-6000
                           Fax: (617) 542-2241
                           Attention: Jonathan L. Kravetz, Esq.
                                      Scott A. Samuels, Esq.

     If to the Investor:   Azimuth Opportunity Ltd.
                           c/o Fortis Prime Fund Solutions (BVI) Limited
                           P.O. Box 761, 1st Floor
                           James Frett Building
                           Road Town, Tortola
                           British Virgin Islands
                           Telephone Number: (284) 494-6046
                           Fax: (284) 494-6898
                           Attention: Becky McGinnis

     With copies to:       Greenberg Traurig, LLP
                           The MetLife Building
                           200 Park Avenue
                           New York, NY 10166
                           Telephone Number: (212) 801-9200
                           Fax: (212) 801-6400
                           Attention: Clifford E. Neimeth, Esq.
                                      Anthony J. Marsico, Esq.

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

     SECTION 9.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

     SECTION 9.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     SECTION 9.7 SUCCESSORS AND ASSIGNS. The Investor may not assign this Agreement to any person without the prior consent of the Company, in the Company's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     SECTION 9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state.

     SECTION 9.9 SURVIVAL. The representations and warranties of the Company and the Investor contained in Articles III and IV and the covenants contained in
Article V shall survive the execution and delivery hereof until the termination of this Agreement, and the agreements and covenants set forth in Article VIII of this Agreement shall survive the execution and delivery hereof.

     SECTION 9.10 COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

     SECTION 9.11 PUBLICITY. On or after the Effective Date, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement (including, without limitation, by filing a copy of this Agreement with the Commission); provided, however, that prior to issuing any such press release, or making any such public statement or announcement, the Company shall consult with the Investor on the form and substance of such press release or other disclosure.

     SECTION 9.12 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     SECTION 9.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                                        ARIAD PHARMACEUTICALS, INC.:


                                        By: /s/ Edward M. Fitzgerald
                                            ------------------------------------
                                        Name: Edward M. Fitzgerald
                                        Title: Senior Vice President, Finance
                                        and Corporate Operations, Chief
                                        Financial Officer


                                        AZIMUTH OPPORTUNITY LTD.:


                                        By: /s/ Deirdre M. McCoy
                                            ------------------------------------
                                        Name: Deirdre M. McCoy
                                        Title: Corporate Secretary

                                 ANNEX A TO THE
                         COMMON STOCK PURCHASE AGREEMENT
                                   DEFINITIONS

     (a) "Acceptable Financing" shall have the meaning assigned to such term in
Section 5.6(ii) hereof.

     (b) "Aggregate Limit" shall have the meaning assigned to such term in
Section 1.1 hereof.

     (c) "Base Prospectus" shall mean the Company's prospectus, dated February 14, 2007, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

     (d) "Below Market Offering" shall have the meaning assigned to such term in
Section 5.6(ii) hereof.

     (e) "Broker-Dealer" shall have the meaning assigned to such term in Section
5.13 hereof.

     (f) "Bylaws" shall have the meaning assigned to such term in Section 4.3 hereof.

     (g) "Charter" shall have the meaning assigned to such term in Section 4.3 hereof.

     (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (i) "Commission" shall mean the Securities and Exchange Commission or any successor entity.

     (j) "Commission Documents" shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been filed by the Company since January 1, 2006 and which hereafter shall be filed by the Company during the Investment Period, including, without limitation, the Current Report, the Form 10-K filed by the Company for its fiscal year ended December 31, 2005 and the Form 10-Q filed by the Company for its fiscal quarter ended September 30, 2006, (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement, and each Permitted Free Writing Prospectus and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

     (k) "Common Stock" shall have the meaning assigned to such term in the Recitals.

     (l) "Current Market Price" means, with respect to any particular measurement date, the closing price of a share of Common Stock as reported on the Trading Market for the Trading Day immediately preceding such measurement date.

     (m) "Current Report" shall have the meaning assigned to such term in
Section 1.4 hereof.

     (n) "Discount Price" shall have the meaning assigned to such term in
Section 2.2 hereof.

     (o) "EDGAR" shall have the meaning assigned to such term in Section 4.3 hereof.

     (p) "Effective Date" shall mean the date of this Agreement.

     (q) "Environmental Laws" shall have the meaning assigned to such term in
Section 4.15 hereof.

     (r) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (s) "Event Period" shall have the meaning assigned to such term in Section
7.2 hereof.

     (t) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     (u) "FDA" shall have the meaning assigned to such term in Section 4.14(a) hereof.

     (v) "Fixed Amount Requested" shall mean the amount of a Fixed Request requested by the Company in a Fixed Request Notice delivered pursuant to Section
2.1 hereof.

     (w) "Fixed Request" means the transactions contemplated under Sections 2.1 through 2.8 of this Agreement.

     (x) "Fixed Request Amount" means the actual amount of proceeds received by the Company pursuant to a Fixed Request under this Agreement.

     (y) "Fixed Request Exercise Date" shall have the meaning assigned to such term in Section 2.2 hereof.

     (z) "Fixed Request Notice" shall have the meaning assigned to such term in
Section 2.1 hereof.

     (aa) "Free Writing Prospectus" shall mean a "free writing prospectus" as defined in Rule 405 promulgated under the Securities Act.

     (bb) "GAAP" shall mean generally accepted accounting principles in the United States of America as applied by the Company.

     (cc) "Governmental Licenses" shall have the meaning assigned to such term in Section 4.14(a) hereof.

     (dd) "Indebtedness" shall have the meaning assigned to such term in Section
4.9 hereof.

     (ee) "Integration Notice" shall have the meaning assigned to such term in
Section 5.6(ii) hereof.

     (ff) "Intellectual Property" shall have the meaning assigned to such term in Section 4.14(b) hereof.

     (gg) "Investment Period" shall have the meaning assigned to such term in
Section 7.1 hereof.

     (hh) "Issuer Free Writing Prospectus" shall mean an "issuer free writing prospectus" as defined in Rule 433 promulgated under the Securities Act.

     (ii) "Market Capitalization" shall be calculated on the Trading Day preceding the applicable Pricing Period and shall be the product of (x) the number of shares of Common Stock outstanding and (y) the closing bid price of the Common Stock, both as determined by Bloomberg Financial LP using the DES and HP functions.

     (jj) "Material Adverse Effect" shall mean any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or any condition, occurrence, state of facts or event that would prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under this Agreement.

     (kk) "Material Agreements" shall have the meaning assigned to such term in
Section 4.16 hereof.

     (ll) "Material Change in Ownership" shall mean the occurrence of any one or more of the following: (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock or other securities of the Company entitling such person to exercise, upon an event of default or default or otherwise, 50% or more of the total voting power of all series and classes of capital stock and other securities of the Company entitled to vote generally in the election of directors, other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another person, other than (a) any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which holders of capital stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction or (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose elections or nominations for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iv) the Company is liquidated or dissolved or a resolution is passed by the Company's stockholders approving a plan of liquidation or dissolution of the Company. Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     (mm) "Multiplier" shall have the meaning assigned to such term in Section
2.3 hereof.

     (nn) "NASDAQ" means the NASDAQ Global Market or any successor thereto.

     (oo) "Optional Amount" means the transactions contemplated under Sections
2.9 through 2.11 of this Agreement.

     (pp) "Optional Amount Dollar Amount" shall mean the actual amount of proceeds received by the Company pursuant to the exercise of an Optional Amount under this Agreement.

     (qq) "Optional Amount Notice" shall mean a notice sent to the Company with regard to the Investor's election to exercise all or any portion of an Optional Amount, as provided in Section 2.11 hereof and substantially in the form attached hereto as Exhibit B.

     (rr) "Optional Amount Threshold Price" shall have the meaning assigned to such term in Section 2.1 hereof.

     (ss) "Other Financing" shall have the meaning assigned to such term in
Section 5.6(ii) hereof.

     (tt) "Other Financing Notice" shall have the meaning assigned to such term in Section 5.6(ii) hereof.

     (uu) "Permitted Free Writing Prospectus" shall have the meaning assigned to such term in Section 5.8(ii) hereof.

     (vv) "Plan" shall have the meaning assigned to such term in Section 4.22 hereof.

     (ww) "Pricing Period shall mean a period of 10 consecutive Trading Days commencing on the day of delivery of a Fixed Request Notice (or, if the Fixed Request Notice is delivered after 9:30 a.m. (New York time), on the next Trading
Day), or such other period mutually agreed upon by the Investor and the Company.

     (xx) "Prospectus" shall mean the Base Prospectus, together with any final prospectus filed with the Commission pursuant to Rule 424(b), as supplemented by any Prospectus Supplement, including the documents incorporated by reference therein.

     (yy) "Prospectus Supplement" shall mean any prospectus supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

     (zz) "Reduction Notice" shall have the meaning assigned to such term in
Section 2.8 hereof.

     (aaa) "Registration Statement" shall mean the registration statement on Form S-3, Commission File Number 333-140333, filed by the Company with the Commission under the Securities Act for the registration of the Shares, as such Registration Statement may be amended and supplemented from time to time, including the documents incorporated by reference therein and the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act.

     (bbb) "Restricted Period" shall have the meaning assigned to such term in
Section 5.10 hereof.

     (ccc) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     (ddd) "Settlement Date" shall have the meaning assigned to such term in
Section 2.7 hereof.

     (eee) "Shares" shall mean shares of Common Stock issuable to the Investor upon exercise of a Fixed Request and shares of Common Stock issuable to the Investor upon exercise of an Optional Amount.

     (fff) "Significant Subsidiary" means any Subsidiary of the Company that would constitute a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Commission.

     (ggg) "SOXA" shall have the meaning assigned to such term in Section 4.6(c) hereof.

     (hhh) "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

     (iii) "Threshold Price" is the lowest price (except to the extent otherwise provided in Section 2.6) at which the Company may sell Shares during the applicable Pricing Period as set forth in a Fixed Request Notice (not taking into account the applicable percentage discount during such Pricing Period determined in accordance with Section 2.2); provided, however, that at no time shall the Threshold Price be lower than $3.00 per share unless the Company and the Investor mutually shall agree.

     (jjj) "Total Commitment" shall have the meaning assigned to such term in
Section 1.1 hereof.

     (kkk) "Trading Day" shall mean a full trading day (beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the NASDAQ.

     (lll) "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange or the NASDAQ.

     (mmm) "Trading Market Limit" means that number of shares which is one less than 20.0% of the issued and outstanding shares of the Company's Common Stock as of the Effective Date.

     (nnn) "VWAP" shall mean the daily volume weighted average price (based on a Trading Day from 9:30 p.m. to 4:00 p.m. (New York time)) of the Company on the NASDAQ as reported by Bloomberg Financial L.P. using the AQR function.

     (ooo) "Warrant Value" shall mean the fair value of all warrants, options and other similar rights issued to a third party in connection with an Other Financing, determined by using a standard Black-Scholes option-pricing model using an expected volatility percentage as shall be mutually agreed by the Investor and the Company. In the case of a dispute relating to such expected volatility assumption, the Investor shall obtain applicable volatility data from three investment banking firms of nationally recognized reputation, and the parties hereto shall use the average thereof for purposes of determining the expected volatility percentage in connection with the Black-Scholes calculation referred to in the immediately preceding sentence.

                                EXHIBIT A TO THE
                         COMMON STOCK PURCHASE AGREEMENT
                          FORM OF FIXED REQUEST NOTICE

     Reference is made to the Common Stock Purchase Agreement dated as of February 14, 2007, (the "Purchase Agreement") between ARIAD Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and Azimuth Opportunity Ltd., an international business company incorporated under the laws of the British Virgin Islands. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

     In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Company hereby issues this Fixed Request Notice to exercise a Fixed Request for the Fixed Request Amount indicated below.

     Fixed Amount Requested:                      ______________________________
     Optional Amount Dollar Amount:               ______________________________
     Pricing Period start date:                   ______________________________
     Pricing Period end date:                     ______________________________
     Settlement Date:                             ______________________________
     Fixed Request Threshold Price:               ______________________________
     Optional Amount Threshold Price:             ______________________________
     Dollar Amount and Number of Shares of
     Common Stock Currently Unissued under the
     Registration Statement;                      ______________________________

     Dollar Amount and Number of Shares of
     Common Stock Currently Available under the
     Aggregate Limit:                             ______________________________


Dated:                                  By:
       ------------------------------       ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Facsimile No.
                                                      --------------------------


AGREED AND ACCEPTED


By:
    ---------------------------------
Name
     --------------------------------
Title:
       ------------------------------

                                EXHIBIT B TO TILE
                         COMMON STOCK PURCHASE AGREEMENT
                         FORM OF OPTIONAL AMOUNT NOTICE

To: ______________________________
Fax#: ____________________________

     Reference is made to the Common Stock Purchase Agreement dated as of February 14, 2007 (the "Purchase Agreement") between ARIAD Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and Azimuth Opportunity Ltd., an international business company incorporated under the laws of the British Virgin Islands (the "Investor"). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

     In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Investor hereby issues this Optional Amount Notice to exercise an Optional Amount for the Optional Amount Dollar Amount indicated below.

     Optional Amount Dollar Amount Exercised      ______________________________
     Number of Shares to be purchased             ______________________________
     VWAP on the date hereof:                     ______________________________
     Discount Price:                              ______________________________
     Settlement Date:                             ______________________________
     Threshold Price:                             ______________________________


Dated:                                  By:
       ------------------------------       ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Facsimile No.
                                                      --------------------------

                                EXHIBIT C TO THE
                         COMMON STOCK PURCHASE AGREEMENT
                           CERTIFICATE OF THE COMPANY
                               CLOSING CERTIFICATE
                                February 14, 2007

     The undersigned, the Senior Vice President, Legal and Business Development, Chief Legal Officer and Secretary of ARIAD Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of February 14, 2007 (the "Agreement"), by and between the Company and Azimuth Opportunity Ltd., an international business company incorporated under the laws of the British Virgin Islands (the "Investor"), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

     1. Attached hereto as EXHIBIT A is a true, complete and correct copy of the Certificate of Incorporation, as amended, of the Company as filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Company's Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

     2. Attached hereto as EXHIBIT B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

     3. The Board of Directors of the Company has approved the transactions contemplated by the Agreement; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

     4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed (i) the Agreement and (ii) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Agreement, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

     IN WITNESS WHEREOF, I have signed my name as of the date first above written.


                                            ------------------------------------
                                        By: Laurie A. Allen
                                        Title: Senior Vice President, Legal and
                                               Business Development, Chief Legal
                                               Officer and Secretary

                                EXHIBIT D TO THE
                         COMMON STOCK PURCHASE AGREEMENT
                             COMPLIANCE CERTIFICATE

     In connection with the issuance of shares of common stock of ARIAD Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), pursuant to the Fixed Request Notice, dated [_____________], delivered by the Company to Azimuth Opportunity Ltd. (the "Investor") pursuant to Article II of the Common Stock Purchase Agreement, dated February 14, 2007, by and between the Company and the Investor (the "Agreement"), the undersigned hereby certifies as follows:

     1. The undersigned is the duly elected Senior Vice President, Finance and Corporate Operations, Chief Financial Officer of the Company.

     2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article IV of the Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" are true and correct in all material respects as of [insert Fixed Request Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by "materiality" or "Material Adverse Effect" are true and correct as of [insert Fixed Request Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

     3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to [insert Fixed Request Exercise Date] and the date hereof.

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

     The undersigned has executed this Certificate this [___] day of [___________], 200[__].

                                        By:
                                            ------------------------------------
                                        Name: Edward M. Fitzgerald
                                        Title: Senior Vice President, Finance
                                               and Corporate Operations, Chief
                                               Financial Officer

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                               DISCLOSURE SCHEDULE
                          RELATING TO THE COMMON STOCK
                PURCHASE AGREEMENT, DATED AS OF FEBRUARY 14, 2007
                       BETWEEN ARIAD PHARMACEUTICALS, INC.
                          AND AZIMUTH OPPORTUNITY LTD.

     This disclosure schedule is made and given pursuant to Article IV of the Common Stock Purchase Agreement, dated as of February 14, 2007 (the "Agreement"), by and between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Azimuth Opportunity Ltd., an international business company incorporated under the laws of the British Virgin Islands. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.